UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☒	Soliciting Material Pursuant to §240.14a-12

Tenneco Inc.

(Name of Registrant as Specified In Its Charter)

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TEN-APO Trade Union/Works Council Notification – Italy

To: Trade Union Officials/WC Representatives

Date: February 23, 2022

Subject: Proposed Acquisition of Tenneco Inc

As you may have seen today, Tenneco announced that Tenneco Inc has entered into an agreement to be acquired by Apollo in a transaction.

The purpose of this notification is, as a matter of courtesy, to provide you with further detail on the transaction and provide you with an opportunity to ask any questions on the proposed transaction or the BUYER.

Investment funds managed by Apollo, one of the world’s leading alternative asset managers, have agreed to buy Tenneco from our public shareholders. Details on the announcement and approvals are included in the enclosed press release. We expect the transaction to close in the second half of 2022, at which time Tenneco will become a privately owned company.

In determining to move forward with this transaction, the Board and management team carefully evaluated how best to seize the opportunities ahead of the Company and simultaneously serve our customers’ needs in key global markets. After much consideration, it became clear that Apollo was the right partner to help Tenneco achieve these goals.

Apollo’s private equity business has a long track record of helping its portfolio companies create long-term value and growth through capital and strategic support. For more than 30 years, they have invested in manufacturing and industrials businesses, including in automotive and companies like ABC Technologies, one of the world’s leading automotive systems and components manufacturers. Their private equity portfolio also includes household brands like Yahoo, ADT and Sun Country Airlines among its current investments. The team at Apollo has long appreciated Tenneco’s role in providing solutions for global mobility markets and recognizes the value of Tenneco’s talented team members. The Board believes private ownership will position Tenneco to better serve the Company’s leading OEM and aftermarket blue-chip customers globally.

Becoming a private company will significantly enhance the Company’s ability to execute our global strategy in the evolving mobility landscape as well as increase our flexibility to position our Motorparts, Performance Solutions, Clean Air and Powertrain businesses for profitable growth. We expect the Company will be prudently capitalized and positioned for growth. The Board firmly believes that this partnership with Apollo is a win-win-win that will benefit Tenneco team members, our customers and our shareholders. We will continue to operate under the Tenneco name and maintain a global presence.

All team members continue to be employed by their current entities on the same terms and conditions of employment – the proposed transaction does not impact or change the Tenneco group of employing entities in any way. Further, for the avoidance of doubt, there also will be no change to any employee representatives or collective bargaining agreements as a result of the proposed transaction. All such arrangements will continue unchanged in accordance with their terms.

Tenneco has a bright future, and today’s announcement is just the first step in becoming a private company. Until the transaction is complete, we remain an independent company, with the same Company priorities of operational performance, reducing inventory, and best serving our clients and customers.

Today a central communication will be sent to all team members, with a Q and A document and discussions and notification documents will also be issued to the European Works Council.

If you have any questions on the proposed transaction or the Apollo, please do let me know and I will do my best to provide a response.

TEN-APO Comunicazione ai Sindacati / Rappresentanti sindacali in azienda – Italia

A: Sindacati/Rappresentanti sindacali in azienda

Data: 23 Febbraio 2022

Oggetto: Proposta di acquisizione di Tenneco Inc

Come avrete visto, ogg, è stato annunciato che Tenneco Inc ha concordato la propria acquisizione da parte di Apollo.

Lo scopo di questa comunicazione, effettuata a titolo di cortesia, è fornirvi ulteriori dettagli sull’operazione e darvi l’opportunità di porre qualsiasi domanda sulla transazione prospettata o sull’ACQUIRENTE.

I fondi di investimento gestiti da Apollo, uno dei principali alternative asset manager al mondo, hanno accettato di acquisire Tenneco dai nostri azionisti pubblici. I dettagli sull’annuncio e le approvazioni sono inclusi nel comunicato stampa allegato. Prevediamo che la transazione si chiuda nella seconda metà del 2022, e a partire da tale data Tenneco diventerà una società privata.

Nel decidere di procedere con questa transazione, il consiglio e il management team hanno valutato attentamente come cogliere al meglio le opportunità che si presentano alla società e contemporaneamente soddisfare le esigenze dei nostri clienti che operano in mercati globali chiave. Dopo molte considerazioni, è diventato chiaro che Apollo era il partner giusto per aiutare Tenneco a raggiungere questi obiettivi.

Apollo ha una lunga esperienza nel business del private equity nell’aiutare le società del suo portfolio a creare valore e crescita a lungo termine attraverso il capitale e il supporto strategico. Per più di 30 anni, hanno investito in aziende manifatturiere e industriali, compreso il settore automotive e in aziende come ABC Technologies, uno dei principali produttori di sistemi e componenti automobilistici del mondo. Il loro portfolio di private equity, tra i suoi attuali investimenti, include anche marchi familiari come Yahoo, ADT e Sun Country Airlines. Il team di Apollo apprezza da tempo il ruolo di Tenneco nel fornire soluzioni per i mercati della mobilità globale e riconosce il valore dei membri del team di talento di Tenneco. Il Consiglio ritiene che la proprietà privata permetterà a Tenneco di servire meglio a livello globale i principali clienti OEM e il mercato post-vendita blue-chip della società.

Diventare una società privata migliorerà significativamente le possibilità della Società di realizzare la propria strategia globale nel panorama in evoluzione della mobilità, oltre ad aumentare la flessibilità per fare sì che i business Motorparts, Performance Solutions, Clean Air e Powertrain crescano in maniera redditizia. Ci aspettiamo che la Società sia prudenzialmente capitalizzata e messa nelle condizioni di crescere. Il Consiglio crede fermamente che questa partnership con Apollo sia un vantaggio per tutti che andrà a beneficio dei membri del team Tenneco, dei nostri clienti e dei nostri azionisti. Continueremo a operare sotto il nome Tenneco, e a mantenere una presenza globale.

Tutti i membri del team continueranno ad essere impiegati dalle loro rispettive entità agli stessi termini e condizioni di lavoro – la transazione proposta non implica alcun impatto o cambiamento delle entità datrici di lavoro del gruppo Tenneco. Inoltre, a scanso di equivoci, nè i rappresentanti dei lavoratori nè i contratti collettivi di lavoro subiranno alcun cambiamento a seguito della transazione prospettata. Tutti i relativi accordi rimarranno invariati e continueranno ad applicarsi secondo i loro termini.

Tenneco ha un futuro brillante, e l’annuncio di oggi è solo il primo passo per diventare una società privata. Fino a quando la transazione non sarà completata, rimaniamo una società indipendente, con le stesse priorità aziendali di performance operativa, volta a smaltire le scorte di magazzino e servire al meglio i nostri clienti e consumatori.

Oggi verrà inviata una comunicazione centralizzata a tutti i membri del team, con un documento contenente domande e risposte e saranno inviati anche documenti di consultazione ed informazione al comitato aziendale europeo.

Se avete domande sulla transazione prospettata o su Apollo, fatemelo sapere e farò del mio meglio per fornire una risposta.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving TEN and Apollo private equity funds. A meeting of the stockholders of TEN will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. TEN expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of TEN and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF TEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TEN, THE APOLLO PRIVATE EQUITY FUNDS ACQUIRING TEN AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by TEN with the SEC at the SEC’s website at www.sec.gov, at TEN’s website at www.tenneco.com or by sending a written request to Tenneco Inc., Attn: Corporate Secretary, 500 North Field Drive, Lake Forest, Illinois 60045.

Participants in the Solicitation

TEN and its directors, executive officers and certain other members of management and team members may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TEN’s stockholders in connection with the Merger will be set forth in TEN’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in TEN’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 1, 2021. To the extent that holdings of TEN’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when TEN or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of TEN and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside TEN’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring TEN to pay a termination fee; (3) the risk that the Merger disrupts TEN’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of TEN to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on TEN’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that TEN’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against TEN and others; (9) other factors that could affect TEN’s business such as, without limitation, cyclical and seasonal nature of the industries that TEN serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of TEN’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting TEN’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting TEN’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, TEN’s stockholders will cease to have any equity interest in TEN and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in TEN’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as TEN’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on TEN’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, TEN undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.